Exhibit 99

CBS CORPORATION REPORTS 2013 FOURTH QUARTER

AND FULL YEAR RESULTS

Fourth Quarter Revenue of $3.9 Billion, Up 6%

Fourth Quarter Adjusted OIBDA of $927 Million, Up 7%; Reported OIBDA Also Up 7%

Fourth Quarter Operating Income of $793 Million, Up 9%

Fourth Quarter Adjusted Diluted EPS of $.78, Up 22%; Reported Diluted EPS, Up 23%

NEW YORK, February 12, 2014 – CBS Corporation (NYSE: CBS.A and CBS) today reported the Company’s highest-ever fourth quarter and full year results in revenues, operating income before depreciation and amortization (“OIBDA”), operating income, and diluted earnings per share.

“CBS continues to turn in stellar performances year in and year out, and none better than 2013,” said Sumner Redstone, Executive Chairman, CBS Corporation. “The Company’s strategy of monetizing its content across all platforms is driving our results today, and it will continue to enhance our ability to achieve even greater success in the future. I’m confident that Les and his team will lead CBS to new heights in 2014 and beyond.”

“Our record fourth-quarter and full-year results demonstrate CBS’s stature as one of the world’s foremost creators of premium content,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “In addition to the solid performance of our base business, our fast-growing, non-advertising revenue streams are playing a bigger and bigger role in our results, and they will continue to do so in the years to come. These include the sale of three hit shows—Hawaii Five-0, Blue Bloods and Elementary—into domestic syndication, along with new deals in digital streaming, international syndication, retransmission consent, and reverse compensation. Plus, we plan to launch the IPO of our Outdoor business this quarter, which will unlock its value and significantly enhance our ability to return capital to shareholders. In fact, that’s why today we’re announcing an accelerated share repurchase of $1.5 billion in addition to stepping up the pace of our open market share repurchases during the first quarter. Our Outdoor transactions will also result in a CBS that is much closer to a pure content Company, with about half of our revenue coming from steady and recurring sources. Looking ahead, we are extremely excited about all the opportunities that we have in a marketplace that’s exploding with new ways to engage with the best content.”

Fourth Quarter 2013 Results

The Company reported record fourth quarter results in the following key metrics:

•     Revenues of $3.91 billion

•     Adjusted OIBDA of $927 million

•     Operating income of $793 million

•     Adjusted diluted earnings per share from continuing operations of $.78

Revenues of $3.91 billion for the fourth quarter of 2013 grew 6% from $3.70 billion in the same prior-year period. This growth was led by a 28% increase in content licensing and distribution revenues, which was driven by higher domestic and international licensing of television programming. Affiliate and subscription fee revenues grew 7%, principally reflecting higher cable affiliate fees, retransmission revenues, and fees from CBS Television Network-affiliated television stations.  Advertising revenues remained relatively even with the prior-year period, as a 4% increase at the CBS Television Network was offset by lower political advertising revenues at Local Broadcasting.

Adjusted OIBDA of $927 million for the fourth quarter of 2013 grew 7% from $866 million for the same prior-year period, and operating income of $793 million rose 9% from $726 million. The adjusted OIBDA and operating income growth was driven by higher revenues, which were partially offset by increased investment in television content and higher stock-based compensation, mainly attributable to the appreciation of the Company’s stock price.

Adjusted net earnings from continuing operations were $477 million for the fourth quarter of 2013, or $.78 per diluted share, up from $414 million, or $.64 per diluted share, for the same prior-year period. Reported net earnings from continuing operations were $465 million for the fourth quarter of 2013, or $.76 per diluted share, up from $403 million, or $.62 per diluted share, for last year’s fourth quarter. These increases reflect the operating income growth and lower weighted average shares outstanding, which are a result of the Company’s ongoing share repurchase program.

Adjusted OIBDA and adjusted net earnings from continuing operations exclude restructuring charges of $20 million ($12 million, net of tax) for the fourth quarter of 2013 and $19 million ($11 million, net of tax) for the fourth quarter of 2012, primarily for the reorganization and closure of certain business operations, as well as early contract termination costs.

Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Full Year 2013 Results

For 2013, the Company reported all-time highs in the following key metrics:

•      Revenues of $15.28 billion

•      Adjusted OIBDA of $3.74 billion

•      Operating income of $3.26 billion

•      Adjusted diluted earnings per share from continuing operations of $3.02

Full year 2013 revenues of $15.28 billion grew 8% from $14.09 billion in 2012, reflecting increases across all of the Company’s main revenue streams. Content licensing and distribution revenues increased 15%, led by growth from domestic and international licensing of programming for syndication and digital streaming. Advertising revenues rose 4%, principally driven by growth at the CBS Television Network, including the benefit from the broadcast of Super Bowl XLVII, as well as higher revenues from CBS Interactive. These increases were partially offset by lower political advertising revenues at Local Broadcasting, a result of the U.S. Presidential election in 2012.  Affiliate and subscription fee revenues grew 16%, primarily driven by growth in fees from CBS Television Network-affiliated stations, retransmission consent, and cable affiliates, as well as the benefit of two pay-per-view boxing events.

Adjusted OIBDA of $3.74 billion in 2013 rose 7% from $3.49 billion in 2012, and operating income of $3.26 billion increased 9% from $2.98 billion in 2012. The adjusted OIBDA and operating income growth were primarily driven by the revenue increase, which was partially offset by higher sports programming costs, increased investment in content, and higher stock-based compensation primarily attributable to appreciation in the Company’s stock price.

Adjusted net earnings from continuing operations in 2013 were $1.89 billion, or $3.02 per diluted share, up from $1.68 billion, or $2.55 per diluted share, for 2012. Reported net earnings from continuing operations in 2013 were $1.87 billion, or $3.00 per diluted share, up from $1.63 billion, or $2.48 per diluted share, for 2012.  The increases were driven by growth in revenues and operating income, as well as lower weighted average shares outstanding from the Company’s ongoing share repurchases.

Adjusted OIBDA and adjusted net earnings from continuing operations in 2013 exclude restructuring charges of $20 million. For 2012, adjusted OIBDA and adjusted net earnings from continuing operations exclude a noncash impairment charge of $11 million related to radio stations divestitures, restructuring charges of $19 million, and a pretax net loss on early extinguishment of debt of $32 million.

Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity

For the fourth quarter of 2013, free cash flow was $382 million compared with $199 million for the same prior-year period. Last year’s fourth quarter included $200 million of discretionary pension contributions. For the 2013 full year, free cash flow grew from $1.57 billion in the prior year to a record $1.77 billion, including a discretionary pension contribution of $150 million to prefund the Company’s qualified plans. The Company generated operating cash flow from continuing operations of $2.04 billion in 2013 versus $1.82 billion for 2012.

During the fourth quarter of 2013, the Company repurchased 6.1 million shares of CBS Corp. Class B Common Stock for $364 million. For the full year, the Company repurchased 45.8 million shares of CBS Corp. Class B Common Stock for $2.20 billion, at an average price of approximately $48 per share. Since the share repurchase program was initiated in January 2011 through the end of 2013, the Company has repurchased 123.5 million shares of its Class B Common Stock for $4.39 billion, at an average cost of approximately $36 per share, leaving $5.43 billion of authorization remaining at December 31, 2013.

Outdoor Initiatives

In January 2014, in connection with the Company’s strategic initiatives for its Outdoor Americas segment, Outdoor Americas borrowed $1.60 billion through an $800 million senior secured term loan credit facility and the issuance of $800 million of senior notes. Also in January 2014, Outdoor Americas entered into a $425 million revolving credit facility.  As of February 12, 2014, there were no outstanding borrowings under the revolving credit facility. The debt proceeds will primarily be used by the Company to repurchase shares of CBS Corp. Class B Common Stock through a $1.5 billion accelerated share repurchase transaction, with $50 million retained by Outdoor Americas for its corporate purposes and ongoing cash needs. The Company currently expects to launch the initial public offering of CBS Outdoor Americas Inc. during the first quarter of 2014.

Consolidated and Segment Results (dollars in millions)

The tables below present the Company’s revenues by segment and type as well as its segment operating income (loss) before depreciation and amortization, restructuring charges and impairment charges (“Segment OIBDA”) and operating income (loss) by segment for the three and twelve months ended December 31, 2013, and 2012. Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2013	2012	2013	2012
Entertainment	$2,214	$1,989	$8,645	$7,694
Cable Networks	477	438	2,069	1,772
Publishing	225	215	809	790
Content Group	2,916	2,642	11,523	10,256
Local Broadcasting	719	787	2,696	2,774
Outdoor Americas	347	340	1,304	1,296
Local Group	1,066	1,127	4,000	4,070
Eliminations	(71)	(71)	(239)	(237)
Total Revenues	$3,911	$3,698	$15,284	$14,089

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2013	2012	2013	2012
Advertising	$2,402	$2,415	$8,803	$8,459
Content licensing and distribution	898	704	3,997	3,468
Affiliate and subscription fees	542	505	2,221	1,921
Other	69	74	263	241
Total Revenues	$3,911	$3,698	$15,284	$14,089

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment OIBDA	2013	2012	2013	2012
Entertainment	$418	$328	$1,758	$1,549
Cable Networks	199	185	898	811
Publishing	37	31	113	89
Content Group	654	544	2,769	2,449
Local Broadcasting	263	325	898	957
Outdoor Americas	120	94	411	378
Local Group	383	419	1,309	1,335
Corporate	(110)	(97)	(342)	(296)
Adjusted OIBDA	927	866	3,736	3,488
Restructuring charges	(20)	(19)	(20)	(19)
Impairment charges	—	—	—	(11)
Total OIBDA	$907	$847	$3,716	$3,458

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating Income (Loss)	2013	2012	2013	2012
Entertainment	$368	$280	$1,593	$1,381
Cable Networks	193	176	877	785
Publishing	35	27	106	80
Content Group	596	483	2,576	2,246
Local Broadcasting	236	295	807	848
Outdoor Americas	78	52	243	209
Local Group	314	347	1,050	1,057
Corporate	(117)	(104)	(367)	(320)
Total Operating Income	$793	$726	$3,259	$2,983

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Films, and CBS Interactive)

Entertainment revenues of $2.21 billion for the fourth quarter of 2013 grew 11% from $1.99 billion for the same prior-year period. This increase was principally driven by higher domestic and international licensing of television programming for digital streaming and syndication, higher advertising revenues, and growth in network affiliation fees. Advertising revenues at the CBS Television Network grew 4%.

Entertainment OIBDA for the fourth quarter of 2013 of $418 million rose 27% from $328 million for the same prior-year period. This increase was driven by revenue growth, which was partially offset by higher investment in television content. Operating income includes restructuring charges of $12 million and $7 million for the fourth quarter of 2013 and 2012, respectively.

Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)

Cable Networks revenues for the fourth quarter of 2013 increased 9% to $477 million from $438 million for the same prior-year period. This growth was driven by the licensing of Showtime original series as well as higher affiliate revenues, reflecting increases in rates and subscriptions at Showtime Networks (which includes Showtime, The Movie Channel, and Flix), CBS Sports Network, and Smithsonian Networks.

Cable Networks OIBDA for the fourth quarter of 2013 grew 8% to $199 million from $185 million for the same prior-year period. The increase was primarily a result of revenue growth, which was partially offset by higher costs associated with the timing of original and theatrical programming.

Publishing (Simon & Schuster)

Publishing revenues for the fourth quarter of 2013 increased 5% to $225 million from $215 million for the same prior-year period, reflecting growth in print book sales. Best-selling titles in the fourth quarter of 2013 included Rush Revere and the Brave Pilgrims by Rush Limbaugh and The Bully Pulpit by Doris Kearns Goodwin.

Publishing OIBDA for the fourth quarter of 2013 increased 19% to $37 million from $31 million for the same prior-year period. This growth was driven by higher revenues. Operating income includes restructuring charges of $1 million and $3 million for the fourth quarter of 2013 and 2012, respectively.

Local Broadcasting (CBS Television Stations and CBS Radio)

Local Broadcasting revenues for the fourth quarter of 2013 decreased 9% to $719 million from $787 million for the same prior-year period. The decrease was the result of lower political advertising revenues compared with 2012, which benefited from the U.S. presidential election, and was partially offset by growth in retransmission consent fees. Revenues for CBS Television Stations and CBS Radio decreased 12% and 4%, respectively. Non-political revenues for CBS Television Stations increased 9%, while non-political revenues for CBS Radio were comparable with the fourth quarter of 2012.

Local Broadcasting OIBDA for the fourth quarter of 2013 decreased 19% to $263 million from $325 million for the same prior-year period, primarily driven by lower political advertising revenues. Operating income includes restructuring charges of $5 million and $8 million for the fourth quarter of 2013 and 2012, respectively.

Outdoor Americas (CBS Outdoor)

Outdoor Americas revenues for the fourth quarter of 2013 grew 2% to $347 million from $340 million for the same prior-year period. In constant dollars, revenues rose 3%, led by 5% growth in the U.S.

Outdoor Americas OIBDA for the fourth quarter of 2013 grew 28% to $120 million from $94 million for the same prior-year period. This increase was primarily driven by three items: revenue growth; a gain from the disposition of certain transit shelter operations in 2013; and a billboard tax that included a one-time retroactive payment in 2012.

Corporate

Corporate expenses before depreciation for the fourth quarter of 2013 increased $13 million to $110 million from $97 million for the same prior-year period, reflecting higher stock-based compensation, which was mainly associated with the increase in the Company’s stock price.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand – “the Eye” – one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, outdoor advertising, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Showtime Networks, CBS Sports Network, TVGN (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio, CBS Outdoor, CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Interactive, CBS Consumer Products, CBS Home Entertainment, CBS Films and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the inability to obtain the requisite regulatory approvals and changes in legislation, tax rules or market conditions, which could adversely impact timing and the ability to consummate or achieve the benefits of transactions involving the Company’s Outdoor Americas business; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Executive Vice President of Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2013	2012	2013	2012

Revenues	$3,911	$3,698	$15,284	$14,089

Operating income	793	726	3,259	2,983

Interest expense	(95)	(94)	(376)	(402)
Interest income	2	2	8	6
Net loss on early extinguishment of debt	—	—	—	(32)
Other items, net	8	1	6	6
Earnings from continuing operations before income taxes	708	635	2,897	2,561

Provision for income taxes	(234)	(227)	(978)	(892)
Equity in loss of investee companies, net of tax	(9)	(5)	(46)	(35)
Net earnings from continuing operations	465	403	1,873	1,634

Net earnings (loss) from discontinued operations, net of tax	5	(10)	6	(60)
Net earnings	$470	$393	$1,879	$1,574

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.78	$.64	$3.08	$2.55
Net earnings (loss) from discontinued operations	$.01	$(.02)	$.01	$(.09)
Net earnings	$.78	$.62	$3.09	$2.45

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.76	$.62	$3.00	$2.48
Net earnings (loss) from discontinued operations	$.01	$(.02)	$.01	$(.09)
Net earnings	$.76	$.60	$3.01	$2.39

Weighted average number of common shares outstanding:
Basic	599	634	608	642
Diluted	615	650	624	659

Dividends per common share	$.12	$.12	$.48	$.44

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	At	At
	December 31, 2013	December 31, 2012

Assets

Cash and cash equivalents	$397	$708
Receivables, net	3,415	3,137
Programming and other inventory	772	859
Prepaid expenses and other current assets	786	1,016
Total current assets	5,370	5,720
Property and equipment	5,023	4,988
Less accumulated depreciation and amortization	2,787	2,717
Net property and equipment	2,236	2,271
Programming and other inventory	1,697	1,582
Goodwill	8,562	8,567
Intangible assets	6,430	6,515
Other assets	2,092	1,811
Total Assets	$26,387	$26,466

Liabilities and Stockholders’ Equity

Accounts payable	$371	$386
Participants’ share and royalties payable	1,008	953
Program rights	398	455
Commercial paper	475	—
Current portion of long-term debt	21	18
Accrued expenses and other current liabilities	1,934	2,129
Total current liabilities	4,207	3,941
Long-term debt	5,940	5,904
Other liabilities	6,274	6,408
Total Stockholders’ Equity	9,966	10,213
Total Liabilities and Stockholders’ Equity	$26,387	$26,466

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Twelve Months Ended
	December 31,

	2013	2012

Operating Activities:
Net earnings	$1,879	$1,574
Less: Net earnings (loss) from discontinued operations	6	(60)
Net earnings from continuing operations	1,873	1,634
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	457	475
Impairment charges	—	11
Stock-based compensation	229	153
Redemption of debt	—	(28)
Equity in loss of investee companies, net of tax and distributions	59	52
Change in assets and liabilities, net of investing and financing activities	(574)	(478)
Net cash flow provided by operating activities from continuing operations	2,044	1,819
Net cash flow used for operating activities from discontinued operations	(171)	(4)
Net cash flow provided by operating activities	1,873	1,815
Investing Activities:
Acquisitions, net of cash acquired	(32)	(146)
Capital expenditures	(270)	(254)
Investments in and advances to investee companies	(176)	(91)
Proceeds from sale of investments	30	13
Proceeds from dispositions	193	49
Net cash flow used for investing activities from continuing operations	(255)	(429)
Net cash flow used for investing activities from discontinued operations	(17)	(22)
Net cash flow used for investing activities	(272)	(451)
Financing Activities:
Proceeds from short-term debt borrowings, net	475	—
Proceeds from issuance of notes	—	1,566
Repayment of notes and debentures	—	(1,583)
Payment of capital lease obligations	(17)	(19)
Payment of contingent consideration	(30)	(33)
Dividends	(300)	(276)
Purchase of Company common stock	(2,185)	(1,137)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(145)	(105)
Proceeds from exercise of stock options	146	168
Excess tax benefit from stock-based compensation	148	103
Other financing activities	(4)	—
Net cash flow used for financing activities	(1,912)	(1,316)
Net (decrease) increase in cash and cash equivalents	(311)	48
Cash and cash equivalents at beginning of year	708	660
Cash and cash equivalents at end of year	$397	$708

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

Segment Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) and Adjusted OIBDA

The Company presents Segment OIBDA as the primary measure of profit and loss for its operating segments in accordance with FASB guidance for segment reporting.

The following tables set forth the Company’s OIBDA and Adjusted OIBDA for the three and twelve months ended December 31, 2013 and 2012. The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Net earnings (loss) from discontinued operations, net of tax; Equity in earnings (loss) of investee companies, net of tax; Provision for income taxes; Other items, net; Net loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The Company defines “Adjusted OIBDA” as OIBDA excluding restructuring and impairment charges. For each individual operating segment, Adjusted OIBDA is also known as “Segment OIBDA”.

The Company uses Adjusted OIBDA (or Segment OIBDA for each segment), as well as Adjusted OIBDA margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.

Because Adjusted OIBDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. Adjusted OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted OIBDA excludes certain financial information that is included in net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliations of Adjusted OIBDA to operating income and net earnings (loss). In addition, the following tables also provide reconciliations of Segment OIBDA for each segment to such segment’s operating income (loss).

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Three Months Ended December 31, 2013
	Adjusted	Depreciation	Restructuring	Operating
	OIBDA	and Amortization	Charges	Income (Loss)
Entertainment	$418	$(38)	$(12)	$368
Cable Networks	199	(5)	(1)	193
Publishing	37	(1)	(1)	35
Content Group	654	(44)	(14)	596
Local Broadcasting	263	(22)	(5)	236
Outdoor Americas	120	(42)	—	78
Local Group	383	(64)	(5)	314
Corporate	(110)	(6)	(1)	(117)
Total	$927	$(114)	$(20)	$793
Margin (a)	24%			20%

Three Months Ended December 31, 2012
	Adjusted	Depreciation	Restructuring	Operating
	OIBDA	and Amortization	Charges	Income (Loss)
Entertainment	$328	$(41)	$(7)	$280
Cable Networks	185	(9)	—	176
Publishing	31	(1)	(3)	27
Content Group	544	(51)	(10)	483
Local Broadcasting	325	(22)	(8)	295
Outdoor Americas	94	(42)	—	52
Local Group	419	(64)	(8)	347
Corporate	(97)	(6)	(1)	(104)
Total	$866	$(121)	$(19)	$726
Margin (a)	23%			20%

	Three Months Ended December 31,
	2013	2012
Adjusted OIBDA	$927	$866
Restructuring charges	(20)	(19)
Total OIBDA	907	847
Depreciation and amortization	(114)	(121)
Operating income	793	726
Interest expense	(95)	(94)
Interest income	2	2
Other items, net	8	1
Earnings from continuing operations before income taxes	708	635
Provision for income taxes	(234)	(227)
Equity in loss of investee companies, net of tax	(9)	(5)
Net earnings from continuing operations	465	403
Net earnings (loss) from discontinued operations, net of tax	5	(10)
Net earnings	$470	$393

(a)    Margin is defined as Adjusted OIBDA or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Twelve Months Ended December 31, 2013
	Adjusted	Depreciation	Restructuring	Operating
	OIBDA	and Amortization	Charges	Income (Loss)
Entertainment	$1,758	$(153)	$(12)	$1,593
Cable Networks	898	(20)	(1)	877
Publishing	113	(6)	(1)	106
Content Group	2,769	(179)	(14)	2,576
Local Broadcasting	898	(86)	(5)	807
Outdoor Americas	411	(168)	—	243
Local Group	1,309	(254)	(5)	1,050
Corporate	(342)	(24)	(1)	(367)
Total	$3,736	$(457)	$(20)	$3,259
Margin (a)	24%			21%

Twelve Months Ended December 31, 2012
	Adjusted	Depreciation	Restructuring	Impairment	Operating
	OIBDA	and Amortization	Charges	Charges	Income (Loss)
Entertainment	$1,549	$(161)	$(7)	$—	$1,381
Cable Networks	811	(26)	—	—	785
Publishing	89	(6)	(3)	—	80
Content Group	2,449	(193)	(10)	—	2,246
Local Broadcasting	957	(90)	(8)	(11)	848
Outdoor Americas	378	(169)	—	—	209
Local Group	1,335	(259)	(8)	(11)	1,057
Corporate	(296)	(23)	(1)	—	(320)
Total	$3,488	$(475)	$(19)	$(11)	$2,983
Margin (a)	25%				21%

	Twelve Months Ended December 31,
	2013	2012
Adjusted OIBDA	$3,736	$3,488
Restructuring charges	(20)	(19)
Impairment charges	—	(11)
Total OIBDA	3,716	3,458
Depreciation and amortization	(457)	(475)
Operating income	3,259	2,983
Interest expense	(376)	(402)
Interest income	8	6
Net loss on early extinguishment of debt	—	(32)
Other items, net	6	6
Earnings from continuing operations before income taxes	2,897	2,561
Provision for income taxes	(978)	(892)
Equity in loss of investee companies, net of tax	(46)	(35)
Net earnings from continuing operations	1,873	1,634
Net earnings (loss) from discontinued operations, net of tax	6	(60)
Net earnings	$1,879	$1,574

(a)    Margin is defined as Adjusted OIBDA or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash flow provided by operating activities	$553	$335	$1,873	$1,815
Capital expenditures	(130)	(115)	(270)	(254)
Exclude operating cash flow from discontinued operations	41	21	(171)	(4)
Free cash flow	$382	$199	$1,774	$1,565

The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash flow provided by operating activities	$553	$335	$1,873	$1,815
Net cash flow used for investing activities	$(156)	$(232)	$(272)	$(451)
Net cash flow used for financing activities	$(226)	$(342)	$(1,912)	$(1,316)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

2013 and 2012 Adjusted Results

The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2013
	2013	Restructuring	2013
	Reported	Charges (a)	Adjusted
Revenues	$3,911	$—	$3,911
OIBDA	907	20	927
OIBDA margin (b)	23%		24%

Operating income	793	20	813
Interest expense	(95)	—	(95)
Interest income	2	—	2
Other items, net	8	—	8
Earnings from continuing operations before income taxes	708	20	728
Provision for income taxes	(234)	(8)	(242)
Effective income tax rate	33%		33%

Equity in loss of investee companies, net of tax	(9)	—	(9)
Net earnings from continuing operations	$465	$12	$477
Diluted EPS from continuing operations	$.76	$.02	$.78
Diluted weighted average number of
common shares outstanding	615		615

	Three Months Ended December 31, 2012
	2012	Restructuring	2012
	Reported	Charges (c)	Adjusted
Revenues	$3,698	$—	$3,698
OIBDA	847	19	866
OIBDA margin (b)	23%		23%

Operating income	726	19	745
Interest expense	(94)	—	(94)
Interest income	2	—	2
Other items, net	1	—	1
Earnings from continuing operations before income taxes	635	19	654
Provision for income taxes	(227)	(8)	(235)
Effective income tax rate	36%		36%

Equity in loss of investee companies, net of tax	(5)	—	(5)
Net earnings from continuing operations	$403	$11	$414
Diluted EPS from continuing operations	$.62	$.02	$.64
Diluted weighted average number of
common shares outstanding	650		650

(a)           Restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Corporate primarily for the reorganization and closure of certain business operations.

(b)          OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.

(c)           Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization of certain business operations and early contract termination costs.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2013
	2013	Restructuring	Impairment	Extinguishment	2013
	Reported	Charges (a)	Charges	of Debt	Adjusted
Revenues	$15,284	$—	$—	$—	$15,284
OIBDA	3,716	20	—	—	3,736
OIBDA margin (b)	24%				24%

Operating income	3,259	20	—	—	3,279
Interest expense	(376)	—	—	—	(376)
Interest income	8	—	—	—	8
Other items, net	6	—	—	—	6
Earnings from continuing operations before income taxes	2,897	20	—	—	2,917
Provision for income taxes	(978)	(8)	—	—	(986)
Effective income tax rate	34%				34%

Equity in loss of investee companies, net of tax	(46)	—	—	—	(46)
Net earnings from continuing operations	$1,873	$12	$—	$—	$1,885
Diluted EPS from continuing operations	$3.00	$.02	$—	$—	$3.02
Diluted weighted average number of
common shares outstanding	624				624

	Twelve Months Ended December 31, 2012
	2012	Restructuring	Impairment	Extinguishment	2012
	Reported	Charges (c)	Charges (d)	of Debt	Adjusted
Revenues	$14,089	$—	$—	$—	$14,089
OIBDA	3,458	19	11	—	3,488
OIBDA margin (b)	25%				25%

Operating income	2,983	19	11	—	3,013
Interest expense	(402)	—	—	—	(402)
Interest income	6	—	—	—	6
Net loss on early extinguishment of debt	(32)	—	—	32	—
Other items, net	6	—	—	—	6
Earnings from continuing operations before income taxes	2,561	19	11	32	2,623
Provision for income taxes	(892)	(8)	3	(13)	(910)
Effective income tax rate	35%				35%

Equity in loss of investee companies, net of tax	(35)	—	—	—	(35)
Net earnings from continuing operations	$1,634	$11	$14	$19	$1,678
Diluted EPS from continuing operations	$2.48	$.02	$.02	$.03	$2.55
Diluted weighted average number of
common shares outstanding	659				659

(a)           Restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Corporate primarily for the reorganization and closure of certain business operations.

(b)          OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.

(c)           Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization of certain business operations and early contract termination costs.

(d)          Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with radio station divestitures.